DATE:	3/24/05

TO:	All Media

FROM:	Standard Management
10689 N. Pennsylvania Street
Indianapolis, Indiana 46280

CONTACT:	Michael B. Berry
Investor Relations
Phone: 317-574-2865

Standard Management Reports Year End
and Fourth Quarter 2004 Results

(Indianapolis, IN) Standard Management Corporation (“Standard Management”, or the “Company”) (NASDAQ: SMAN) reported a net loss of $10.9 million or $1.36 per diluted share for the year, and a net loss of $3.9 million or $.50 per diluted share for the quarter ended December 31, 2004. The annual results were driven largely by a loss of $10.3 million or $1.29 per diluted share relating to the further development of our Health Services Segment, necessary to generate planned growth initiatives.

Chairman’s Comments

“We are pleased that the sale of our Financial Services Segment is progressing well and continues to be on target for a second quarter 2005 closing. Upon finalization of this process, Standard Management will have approximately $30 Million in cash and will have eliminated our bank debt, positioning the Company for continued growth in the Health Services Segment.”

“Additionally, the sales proceeds, in conjunction with the growth of our existing business will enable us to take advantage of increasing opportunities available to us across all of our product lines: pharmaceutical products, medical supplies, optical products and services, and diabetic products. With a stronger risk adjusted capital base coupled with higher margins, we are positioned to achieve better returns for our shareholders by eliminating interest rate and credit risk associated with the asset accumulation business,” stated Ronald D. Hunter, Chairman and CEO of Standard Management.

Loss from Operations

For the year ended December 31, 2004, loss from consolidated operations was $10.9 million or $1.36 per diluted share, compared to a loss for the year ended December 31, 2003 of $10.5 million or $1.30 per diluted share. The 2003 loss includes $.3 million or $.03 per diluted share related to discontinued international operations. For the quarter ended December 31, 2004, loss from consolidated operations was $3.9 million or $.50 per diluted share compared to a loss of $10.3 million or $1.29 per diluted share in the prior year quarter.

Financial Services: Net income for the year was $2.2 million or $.27 per diluted share, compared to a $.2 million net loss or $.02 per diluted share for the comparable prior year. The current year net income was primarily impacted by an increase in net spread income and net policy income. The prior year net loss included net realized investment gains of $5.4 million or $.67 per diluted share offset by accelerated amortization of deferred acquisition costs (“DAC”) of $5.2 million or $.63 per diluted share.

Net income for the quarter was $.3 million or $.04 per diluted share compared to a net loss for the same quarter in 2003 of $5.0 million or $.62 per diluted share. Primarily impacting the prior year quarter was the $5.2 million or $.63 per diluted share for the accelerated amortization of DAC.

Health Services: Current year net loss was $10.3 million or $1.29 per diluted share, compared to a $7.2 million prior year loss or $.89 per diluted share. The current year loss included a goodwill impairment charge of $1.0 million or $.13 per diluted share and a net realized investment loss of $1.0 million or $.13 per diluted share from the sale of a business unit.

Net loss for the quarter was $3.7 million or $.47 per diluted share, compared to a loss from the prior year quarter of $4.1 million or $.50 per diluted share. The current quarter was impacted by the same $1.0 million or $.13 per diluted share relating to the goodwill impairment charge. The prior year quarter was impacted by the reversal of the previous period’s tax benefits of $2.2 million or $.27 per diluted share.

Other Services: Current year net loss was $2.7 million or $.34 per diluted share, compared to the prior year net loss of $2.9 million or $.35 per diluted share.

Assets

Total assets decreased 1.4% to $1.95 billion at December 31, 2004, down from $1.97 billion at December 31, 2003. Assets declined primarily as a result of the efforts to sell the financial services segment that resulted in less new business written and slightly higher than normal surrender activity. Investment grade securities remained at 99% of portfolio during 2004. The overall quality of the fixed income portfolio is rated Aa3 by Moody’s.

Shareholders’ Equity/Book Value

Shareholders’ equity as reported in the consolidated balance sheet was $60.0 million at December 31, 2004 compared to $72.4 million at December 31, 2003. Diluted book value per share was $7.58 at December 31, 2004 compared to $8.93 at December 31, 2003.

Other Services: Consists of revenues and expenses primarily related to corporate operations and financing costs.

NOTE: In connection with the proposed transaction, Standard Management has filed a preliminary proxy statement, a preliminary consent solicitation statement, and other materials with the Securities and Exchange Commission (the “SEC”). Investors can obtain free copies of the proxy statement and the consent solicitation statement, as well as other filings containing information about Standard Management, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Standard Management by directing a request to Standard Management Corporation, Investor Relations, 10689 North Pennsylvania, Indianapolis, Indiana 46280. Investors are urged to read the proxy statement, the consent solicitation statement and other materials because they contain important information. The Company intends to mail both the definitive proxy statement to shareholders, and the definitive consent solicitation statement to holders of trust preferred securities, on or about April 11, 2005.

Standard Management, its directors and executive officers, other members of management and employees of Standard Management, as well as representatives of Innisfree M&A Incorporated, may be deemed to be participants in the solicitation of proxies from Standard Management’s shareholders and the solicitation of consents from the preferred securities holders of SMAN Capital Trust I. Information regarding Standard Management’s directors and executive officers is available in Standard Management’s proxy statement for its 2004 annual meeting of shareholders, dated June 9, 2004. Information regarding Innisfree is contained in the proxy statement and consent solicitation statement. Additional information regarding the interests of such participants are included in the proxy statement and the other relevant documents filed with the SEC.

Standard Management is a financial holding company headquartered in Indianapolis, IN. Standard Life Insurance Company of Indiana is a wholly-owned subsidiary of Standard Management also headquartered in Indianapolis. Information about both companies can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at sman.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the proposed sale of Standard Life and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Standard Management’s management team and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Among others, factors that could cause actual results to differ from those set forth in the forward looking statements include the ability of Standard Management to obtain regulatory and security holder approval of the proposed transaction. Additional factors that could cause Standard Management’s results to differ materially from those described in the forward looking statements are found in Standard Management’s public filings with the SEC and are available at the SEC’s website (www.sec.gov).

STANDARD MANAGEMENT CORPORATION (NASDAQ: SMAN)
CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2004	2003	2004	2003
RESULTS OF OPERATIONS
Revenues	$32,889	$34,984	$118,008	$136,573

Net income (loss):
Financial Services	$349	$(5,023)	$2,184	$(187)
Health Services	$(3,750)	$(4,087)	$(10,305)	$(7,161)
Other Services	$(537)	$(1,192)	$(2,747)	$(2,848)
Discontinued operations	$—	$—	$—	$(275)

Net (loss)	$(3,938)	$(10,302)	$(10,868)	$(10,471)

PER SHARE DATA (Diluted)
Net income (loss):
Financial Services	$0.04	$(0.62)	$0.27	$(0.02)
Health Services	$(0.47)	$(0.50)	$(1.29)	$(0.89)
Other Services	$(0.07)	$(0.15)	$(0.34)	$(0.35)
Discontinued operations	$—	$—	$—	$(0.03)

Net (loss)	$(0.50)	$(1.27)	$(1.36)	$(1.30)

Weighted average shares outstanding (Diluted)	7,919,733	8,114,196	7,973,029	8,031,749

	December 31	December 31
	2004	2003
BALANCE SHEET
Total assets	$1,947,896	$1,974,771
Senior and subordinated debt	26,433	21,000
Trust preferred securities	20,700	20,700
Shareholders’ equity	60,032	72,447
Book value per share (Diluted) (1)	7.58	8.93

(1)	Considers conversion of options and warrants using the treasury stock method and stock price as of respective balance sheet date.

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 31
	2004	2003
ASSETS
Investments:
Securities available for sale:
Fixed maturity securities, at fair value (amortized cost:
$1,648,504 in 2004 and $1,638,048 in 2003)	$1,661,277	$1,644,837
Mortgage loans on real estate	819	3,937
Policy loans	10,783	12,308
Real estate	1,524	1,843
Equity-indexed call options	8,831	19,711
Other invested assets	1,367	2,690
Short-term investments	593	590

Total investments	1,685,194	1,685,916
Cash and cash equivalents	9,557	17,296
Accrued investment income	16,005	17,002
Amounts due and recoverable from reinsurers	34,945	36,277
Deferred policy acquisition costs	159,923	166,411
Present value of future profits	14,250	16,508
Goodwill and intangibles	8,823	10,961
Property and equipment (less accumulated depreciation of $6,955 in 2004 and $5,286 in 2003)	11,905	12,770
Federal income tax recoverable	1,843	6,429
Deferred income taxes	151	—
Other assets	5,300	5,201

Total assets	$1,947,896	$1,974,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Insurance policy liabilities	$1,825,894	$1,841,545
Accounts payable and accrued expenses	7,659	8,117
Obligations under capital lease	571	551
Mortgages payable	6,607	6,795
Notes payable	26,433	21,000
Deferred income taxes	—	3,616
Payable to subsidiary trust issuer of “company-obligated trust preferred securities”	20,700	20,700

Total liabilities	1,887,864	1,902,324
Shareholders’ Equity:
Common stock and additional paid in capital, no par value; authorized 20,000,000 shares; issued 9,446,191 shares in 2004 and 9,629,167 shares in 2003	64,369	68,077
Treasury stock, at cost, 1,525,078 shares in 2004 and 1,515,078 in 2003	(7,703)	(7,671)
Accumulated other comprehensive income	4,895	2,702
Retained earnings (loss)	(1,529)	9,339

Total shareholders’ equity	60,032	72,447

Total liabilities and shareholders’ equity	$1,947,896	$1,974,771

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share amounts)

	Year Ended December 31
	2004	2003	2002
Revenues:
Premium income	$7,924	$8,929	$9,173
Net investment income	83,393	83,009	75,839
Call option gain (loss)	2,449	11,951	(10,089)
Net realized investment gain (loss)	(283)	17,876	(19,841)
Policy income	16,767	10,839	8,084
Sales of goods	7,120	2,948	1,850
Fee and other income	638	1,021	3,208

Total revenues from continuing operations	118,008	136,573	68,224

Benefits and expenses:
Benefits and claims	7,954	12,977	9,938
Interest credited to interest-sensitive annuities and other financial products	56,110	71,600	42,650
Amortization of DAC and PVFP	27,791	33,916	10,622
Operating expenses	26,388	21,984	16,434
Cost of goods sold	5,822	2,445	1,554
Interest expense and financing costs	4,416	4,474	4,351

Total benefits and expenses from continuing operations	128,481	147,396	85,549

Loss before federal income tax expense (benefit)	(10,473)	(10,823)	(17,325)
Federal income tax expense (benefit)	395	(627)	(9,467)

Loss from continuing operations	(10,868)	(10,196)	(7,858)
Discontinued operations:
Income from discontinued operations, less income taxes of $550	—	—	1,068
Gain (loss) from the sale of discontinued operations, less income taxes of $0 and $4,125, respectively	—	(275)	6,872

Total income (loss) from discontinued operations	—	(275)	7,940
Cumulative effect of change in accounting principle	—	—	(1,212)

Net loss	$(10,868)	$(10,471)	$(1,130)

Loss per common share - basic and diluted:
Net loss from continuing operations	$(1.36)	$(1.27)	$(1.03)
Discontinued operations:
Income from discontinued operations	—	—	0.14
Gain (loss) from the sale of discontinued operations	—	(0.03)	0.90

Total income (loss) from discontinued operations	—	(0.03)	1.04
Cumulative effect of accounting change in accounting principle	—	—	(0.16)

Net loss	$(1.36)	$(1.30)	$(0.15)

Weighted average shares outstanding	7,973,029	8,031,749	7,623,690